As filed with the Securities and Exchange Commission on July 3, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________

FORM S‑3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_______________________________________

URGENT.LY INC.

(Exact name of registrant as specified in its charter)

_______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	46-2848640 (I.R.S. Employer Identification Number)
8609 Westwood Center Drive, Suite 810 Vienna, VA 22182 (571) 350-3600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________________________

Matthew Booth

Chief Executive Officer

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

(571) 350-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________________________

Copies to:

Robert O'Connor, Esq.
Mark B. Baudler, Esq.
Lianna C. Whittleton, Esq.

David G. Sharon, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

One Market Plaza, Spear Tower

Suite 3300

San Francisco, CA 94105-1126

(415) 947-2000

Michael H. Port Chief Financial Officer Urgent.ly Inc. 8609 Westwood Center Drive, Suite 810 Vienna, VA 22182 (571) 350-3600
_______________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 3, 2025

Prospectus

Urgent.ly Inc.

Up to 112,038 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus or their permitted transferees of up to 112,038 shares (the “Shares”) of common stock, par value $0.001 per share, of Urgent.ly Inc. (the “Company”, “we”, “us” or “our”). The Shares were issued and sold to the selling stockholders in a private placement (the “Private Placement”) pursuant to a purchase agreement among us and such selling stockholders dated February 26, 2025 (the “Purchase Agreement”). Concurrently with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, and we are registering the Shares being offered hereunder pursuant to such Registration Rights Agreement on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this prospectus. See “Prospectus Summary—The Private Placement” for further details.

The selling stockholders may sell any, all or none of the securities and we do not know when or in what amount the selling stockholders may sell their securities hereunder following the date of this prospectus. The selling stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their securities in the section titled “Plan of Distribution” beginning on page 11 of this prospectus.

We have agreed, pursuant to the Registration Rights Agreement, to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ULY.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. On July 2, 2025, the last quoted sale price for our common stock as reported on the Nasdaq Capital Market was $7.70 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the securities described in this prospectus in one or more offerings. The selling stockholders may use this prospectus to sell up to 112,038 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” Additionally, under the shelf process, in certain circumstances, we or the selling stockholders may provide a prospectus supplement that will contain certain specific information about the terms of a particular offering by one or more of the selling stockholders. We will not receive any proceeds from the sale by such selling stockholders of the securities offered by them described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we or the selling stockholders have authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. Neither we nor the selling stockholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or in any applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein contain summaries of certain provisions contained in some of the documents described or incorporated by reference herein or therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein or therein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

For investors outside of the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

The Urgently design logo and the Urgently mark appearing in this prospectus are the property of Urgent.ly Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.

ii

Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus titled “Risk Factors” and the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Urgent.ly Inc.,” “we,” “our” and “us” refer, collectively, to Urgent.ly Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a leading connected mobility assistance software platform, matching vehicle owners and operators with service professionals who deliver traditional roadside assistance, proactive maintenance and repair services. The traditional experience of a vehicle breakdown is often stressful and inconvenient for stranded drivers, compounded by processes that lack transparency and lead to long wait times. We offer an innovative alternative to this traditional experience, leveraging our digitally native software platform to match supply and demand in our network and deliver exceptional mobility assistance experiences at scale.

At the time of our founding in 2013, we were an early technology innovator in the roadside assistance industry, offering a software platform to individual drivers enabling a digitized alternative for obtaining roadside assistance on a direct-to-consumer basis. However, we quickly discovered a significant opportunity to work with enterprise customers and offer bundled services to their fleet and retail consumers. We have since focused on developing the business-to-business and business-to-business-to-consumer mobility assistance markets.

Corporate Information

Incorporated in 2013, we have devoted substantial capital resources to development and we have incurred losses since inception.

Our headquarters and principal executive offices are located at 8609 Westwood Center Drive, Suite 810, Vienna, VA 22182, telephone (571) 350-3600. Our website address is: www.geturgently.com. The contents of our website are not deemed to be incorporated by reference into this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
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an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
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reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;
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exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and
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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2028, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein or incorporated herein by reference may be different than the information you might obtain from other public companies.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

The Private Placement

On February 26, 2025, we entered into the Purchase Agreement with the investors party thereto (the “Investors”). Pursuant to the Purchase Agreement, in consideration of the Eighth Amendment to Loan and Security Agreement (the “Eighth Amendment”), among the Company, certain of its subsidiaries, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent (the “Second Lien Agent”), we issued 113,170 shares of common stock (the “Initial Shares”). We also agreed that unless all Obligations (as defined in the Loan and Security Agreement, dated as of December 16, 2021, among the Company, the subsidiaries of the Company party thereto, the lenders from time to time party thereto and the Second Lien Agent) were repaid in full prior to July 1, 2025, we would issue 112,038 shares of common stock (the “Shares”) to the Investors. On July 1, 2025, all Obligations were not repaid in full and we issued the Shares to the Investors.

Concurrently with the Purchase Agreement, we entered into the Registration Rights Agreement with the Investors, pursuant to which we have agreed to use our commercially reasonable efforts to file a registration statement with the SEC to register the Initial Shares and any Shares (collectively, the “Registrable Securities”). Under the terms of the Registration Rights Agreement, we agreed to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable following the filing hereof. The Investors are also entitled to piggyback registration rights.

The registration rights terminate upon the date as of which all of the Registrable Securities have been sold pursuant to a registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or are permitted to be sold under Rule 144 under the Securities Act without registration or restriction (including as to volume by each holder thereof), and without compliance with any “current public information” requirement pursuant to Rule 144 and all restrictive legends associated with such Registrable Securities have been removed.

The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify the Investors in the event of material misstatements or omissions in the registration statement attributable to us, and the Investors are obligated to indemnify us for material misstatements or omissions attributable to them.

THE OFFERING

Securities Offered by the Selling Stockholders:	Up to 112,038 shares of common stock.
Use of Proceeds:

We will not receive any proceeds from the sale of the securities offered by the selling stockholders. See the section titled “Use of Proceeds” appearing on page 7 of this prospectus for more information.

Risk Factors:

See the section titled “Risk Factors” beginning on page 4 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	“ULY.”

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and under “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Please also carefully read the sections titled “Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation by Reference.”

Forward‑Looking Statements

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements appear in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated into this prospectus, any applicable prospectus supplement or free writing prospectus by reference, particularly in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements included or incorporated by reference in this prospectus, any applicable prospectus supplement or free writing prospectus include, but are not limited to, statements about:

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our ability to acquire and retain new enterprise customers, and to do so in a cost-effective manner;
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our competitive position in the mobility assistance industry and our ability to maintain and grow our market position against current and future competitors;
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technological advances in, and the impact of artificial intelligence on, the mobility assistance industry;
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our history of losses and expectations regarding operating losses for the foreseeable future;
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our need for additional capital, and the availability of such additional capital on acceptable terms or at all;
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our substantial dependence on a limited number of enterprise customers (our “Customer Partners”);
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our failure or the failure of our third-party service providers to protect our website, networks and systems against cybersecurity incidents, or otherwise to protect our confidential information or that of the vehicle owners and operators who are the end users of our platform (our “Consumers”), Customer Partners and the mobile repair, towing and maintenance service professionals participating on our platform (our “Service Providers”);
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our reliance on Amazon Web Services to deliver our platform to Consumers;
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Customer Partners’ willingness to renew their service contracts with us;
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Customer Partners’ willingness to expand their use of our platform beyond their current roadside solutions;
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optimizing and operating our network of Service Providers;
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our ability to continue as a going concern;
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our ability to develop and maintain an effective system of internal controls and procedures and accurately report our financial results in a timely manner;
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the sustainability of our growth rates and future growth;
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our ability to address the service requirements of current and future Consumers;
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our expansion into new roadside assistance solutions, Customer Partners and Service Providers, technologies and geographic regions;
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expectations regarding our future prospects in light of our limited operating history and evolving business model;
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the length and variability of our sales cycle with regard to Customer Partners;
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our expectations regarding our pricing model for our platform’s offerings;

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our ability or the ability of Service Providers to meet labor needs;
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adverse economic conditions or reduced automotive usage;
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our ability to hire and retain highly skilled and key personnel;
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our ability to accurately forecast demand for mobility assistance services and appropriately plan our expenses in the future;
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expectations regarding the impact of weather events, natural disasters and other events beyond our control, including Hamas’ attack against Israel and the ensuing war, on our business;
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our ability to comply with the terms of our existing debt obligations and any new debt obligations;
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our history of defaulting on certain financial, reporting and other covenants under our outstanding loan agreements and our ability to obtain compliance waivers with respect to such covenant defaults in the future;
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our reliance on unpatented proprietary technology, trade secrets, processes and know-how;
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our ability to protect our intellectual property rights;
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our ability to comply with laws and regulations relating to privacy, data protection, cybersecurity, advertising and consumer protection;
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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act; and
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our ability to maintain the listing of our common stock on the Nasdaq Stock Market LLC.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus speak only as of the applicable date of such document and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus . Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, on in the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the document containing such statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Use of Proceeds

The Shares offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Selling Stockholders

This prospectus relates to the possible resale of up to 112,038 shares of our common stock held by the selling stockholders.

The selling stockholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interest in the common stock other than through a public sale.

The following table provides the names of the selling stockholders and the number of shares of our common stock offered by such selling stockholders under this prospectus. The selling stockholders listed below have previously been granted registration rights with respect to the shares offered hereby pursuant to that Registration Rights Agreement.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such securities. In particular, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the selling stockholders, including regarding the identity of, and the securities held by, each selling stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the selling stockholders’ method of distributing these securities.

The number of shares and percentages of beneficial ownership set forth below are based on 1,395,526 shares of our common stock outstanding as of July 1, 2025. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder:	Shares	%		Shares	%
Highbridge Tactical Credit Master Fund, L.P. (1)	54,788	3.9	54,788	0	*
Highbridge Tactical Credit Institutional Fund, Ltd. (1)	13,960	1.0	13,960	0	*
Whitebox Multi-Strategy Partners, LP (2)	7,540	*	7,540	0	*
Whitebox Relative Value Partners, LP (2)	5,904	*	5,904	0	*
Pandora Select Partners, LP (2)	1,019	*	1,019	0	*
Whitebox GT Fund, LP (2)	817	*	817	0	*
Onex Capital Solutions Holdings, LP (3)	28,010	2.0	28,010	0	*
Total Shares			112,038	0	*

* Represents beneficial ownership or voting power of less than one percent (1%).

(1)
Highbridge Capital Management, LLC (“HCM”) is the trading manager of each of Highbridge Tactical Credit Master Fund, L.P. and Highbridge Tactical Credit Institutional Fund, Ltd. (together, the “Highbridge Funds”). Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to these shares held by the Highbridge Funds. The Highbridge Funds and the foregoing individuals disclaim beneficial ownership over these shares. The address for HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address for each of the Highbridge Funds is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(2)
Whitebox General Partner LLC (“WBGP”) is the general partner of each of Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP and Whitebox GT Fund, LP (together, the “Whitebox Funds”) and has voting and disposition control over the securities beneficially owned by each of the Whitebox Funds. WBGP is owned directly by Jacob Mercer, Paul Roos, Nickolas Stukas and Brian Lutz, and indirectly by Robert Vogel, all of whom share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC

(“WBA”) is the investment manager of each of the Whitebox Funds and has voting and disposition control over the securities beneficially owned by each of the Whitebox Funds. WBA is owned directly by Jacob Mercer, Paul Roos, Nickolas Stukas and Brian Lutz, and indirectly by Robert Vogel. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for WBGP, WBA and each of the Whitebox Funds is 3033 Excelsior Boulevard, Suite 500, Minneapolis, MN 55416.
(3)
Onex Corporation, a corporation domiciled in and formed under the law of Ontario, Canada and publicly listed on the Toronto Stock Exchange under the symbol ONEX (“Onex”), and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the common stock that is deemed to be beneficially owned by Onex Capital Solutions Holdings, LP, through Onex’s ownership of all of the equity of Onex Capital Solutions GP, LLC, which is the general partner of Onex Capital Solutions GP, LP, the general partner of Onex Capital Solutions Holdings, LP. Mr. Schwartz maintains voting control of Onex through his ownership of all of the outstanding Multiple Voting Shares of Onex. Mr. Schwartz also indirectly held approximately 11% of the outstanding Subordinate Voting Shares of Onex at December 31, 2024. The registered address for Onex is 161 Bay Street, Suite 4900, Toronto, Ontario. The address for Onex Capital Solutions Holdings, LP is 930 Sylvan Ave, Suite 105, Englewood Cliffs, New Jersey 07632.

Certain Relationships and Related Party Transactions

On February 26, 2025, we entered into the Eighth Amendment with certain of our subsidiaries, the Second Lien Agent and the lenders party thereto, including the selling stockholders. The Eighth Amendment amends the Loan and Security Agreement, dated as of December 16, 2021 (the “Second Lien Loan Agreement”), among the Company, the subsidiaries of the Company party thereto, the Second Lien Agent and the lenders from time to time party thereto, including the selling stockholders, to, among other things, (i) permit our entry into a Credit, Security and Guaranty Agreement dated February 26, 2025 by and among the Company, certain of its subsidiaries, as borrowers, MidCap Funding IV Trust, as agent, the financial institutions or other entities from time to time party thereto as lenders, and the other parties party thereto as additional guarantors and/or borrowers from time to time, (ii) modify the interest rate to permit us to pay interest in kind for a specified period of time at a rate of 16.0% per annum, and thereafter, pay interest in cash at a rate of 13.0% per annum, subject to certain conditions, (iii) extend the maturity date of the loans under the Second Lien Loan Agreement from March 31, 2025 to July 31, 2026 and (iv) provide for the payment of an amendment fee in an amount of $2,600,000.

On February 26, 2025, we entered into the Purchase Agreement with the Investors, including the selling stockholders. Pursuant to the Purchase Agreement, in consideration of the Eighth Amendment, we issued the Initial Shares. We also agreed that unless all Obligations (as defined in the Second Lien Loan Agreement) were repaid in full prior to July 1, 2025, we would issue the Shares to the Investors. On July 1, 2025, all Obligations were not repaid in full and we issued the Shares to the Investors.

Concurrently with the Purchase Agreement, we entered into the Registration Rights Agreement with the Investors, including the selling stockholders, pursuant to which we have agreed to use our commercially reasonable efforts to file a registration statement with the SEC to register the Registrable Securities. Under the terms of the Registration Rights Agreement, we agreed to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable following the filing hereof. The Investors are also entitled to piggyback registration rights.

Neither the selling stockholders nor any of their respective affiliates have held a position or office, or have any other material relationship, with us or any of our predecessors or affiliates, other than the selling stockholders' role as lenders under the Eighth Amendment. The selling stockholders made an independent investment decision to enter into the Eighth Amendment, the Purchase Agreement and the Registration Rights Agreement.

Description of Capital Stock

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025.

Plan of Distribution

This prospectus relates to the resale by the selling stockholders of up to 112,038 shares of common stock. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the common stock covered by this prospectus. The selling stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of common stock to be made directly or through agents.

The selling stockholders may sell the securities offered by this prospectus from time to time to purchasers:

•
directly by the selling stockholders;
•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock; or
•
through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the selling stockholders. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

The securities may be sold from time to time in one or more transactions:

•
at a fixed price or prices that may be changed from time to time;
•
at market prices prevailing at the time of sale;
•
at prices related to such prevailing market prices;
•
at varying prices determined at the time of sale; or
•
at negotiated prices.

These sales may be effected in one or more of the following transactions:

•
through one or more underwritten offerings on a firm commitment or best efforts basis;
•
settlement of short sales entered into after the date of this prospectus;
•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•
in privately negotiated transactions;

•
through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•
in ordinary brokerage transactions in which the broker solicits purchasers;
•
in block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
directly to purchasers, including through a specific bidding, auction or other process;
•
through the writing of options (including the issuance by the selling stockholders of derivative securities) or other hedging transactions, whether through an options exchange or otherwise;
•
in distributions to members, limited partners or stockholders of any selling stockholder;
•
on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including Nasdaq;
•
in the over-the-counter market;
•
in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•
any other method permitted by applicable law; or
•
through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with distributions of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the common stock to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge the common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge the common stock to a financial institution or other third party that in turn may sell the common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of common stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of common stock by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

Upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our common stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling stockholders will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, distribute, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders may, from time to time, pledge or grant a security interest in some shares of the common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee or other successors in interest as the selling stockholders under this prospectus. The selling stockholders also may transfer shares of the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of the common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the common stock pursuant to the distribution through this prospectus.

We have agreed, pursuant to the Registration Rights Agreement, to bear all of the expenses incurred in connection with the registration of common stock pursuant to this prospectus. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of common stock pursuant to this prospectus. The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and the selling stockholders are obligated to indemnify us for material misstatements or omissions attributable to them.

The registration rights terminate upon the date as of which all of the registrable securities thereunder have been sold pursuant to a registration statement or pursuant to Rule 144 under the Securities Act or are permitted to be sold under Rule 144 under the Securities Act without registration or restriction (including as to volume by each holder thereof), and without compliance with any “current public information” requirement pursuant to Rule 144 and all restrictive legends associated with such registrable securities have been removed.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Francisco, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in a prospectus supplement.

Experts

The consolidated financial statements of Urgent.ly Inc. for the years ended December 31, 2024 and 2023 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Urgent.ly Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Urgent.ly Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at geturgently.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 17, 2025;
•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;
•
our Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 27, 2025, January 31, 2025, February 14, 2025, February 26, 2025, March 13, 2025, March 24, 2025 and May 27, 2025; and
•
the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on October 18, 2023, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Urgent.ly Inc.

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Attn: Investor Relations

(571) 350-3600

Up to 112,038 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC registration fee for securities offered by the selling stockholders identified in the prospectus	$104
Accounting fees and expenses	10,000
Legal fees and expenses	25,000
Transfer agent and registrar fees and expenses	5,000
Printing and miscellaneous expenses	5,000
Total	$45,104

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors and certain of our officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Similarly, our officers who at the time of an act or omission as to which liability is asserted consented to or are deemed to have consented to certain service of process rules under Delaware law will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as officers, except for liability in connection with:

•
any breach of their duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
any transaction from which they derived an improper personal benefit; or
•
any action by or in the right of the corporation.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to our directors and officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
2.1*	Agreement and Plan of Merger, dated as of February 9, 2023, by and among Urgent.ly Inc., O.U Odyssey Merger Sub Ltd., and Otonomo Technologies Ltd	S-4	333-271937	Annex A	May 15, 2023
3.1	Amended and Restated Certificate of Incorporation of Urgent.ly Inc., as currently in effect	8-K	001-41841	3.1	October 24, 2023
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Urgent.ly Inc.	8-K	001-41841	3.1	March 13, 2025
3.3	Bylaws of Urgent.ly Inc., as amended, as currently in effect	S-4	333-271937	3.2	May 15, 2023
4.1	Specimen Common Stock Certificate of Urgent.ly Inc.	S-4/A	333-271937	3.5	June 22, 2023
4.2*	Amended and Restated Investors’ Rights Agreement by and among Urgent.ly Inc. and certain of its stockholders, dated October 18, 2023	8-K	001-41841	4.1	October 24, 2023

4.3	Form of Warrant to Purchase Common Stock between Urgent.ly Inc. and Silicon Valley Bank, dated May 8, 2020	S-4/A	333-271937	4.9	June 22, 2023
4.4	Form of Common Stock Purchase Warrant (included in Exhibit 10.3)	8-K	001-41841	10.3	February 26, 2025
4.5	Purchase Agreement, dated as of February 26, 2025, by and among Urgent.ly Inc. and the investors party thereto	8-K	001-41841	10.3	February 26, 2025
4.6	Registration Rights Agreement, dated as of February 26, 2025, by and among Urgent.ly Inc. and the investors party thereto	8-K	001-41841	10.4	February 26, 2025
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page to this registration statement)					X
107	Filing Fee Table					X

*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on July 3, 2025.

Urgent.ly Inc.

By: /s/ Matthew Booth

Matthew Booth

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Booth and Michael H. Port, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Matthew Booth Matthew Booth	Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2025

/s/ Michael H. Port Michael H. Port	Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2025

/s/ James M. Micali James M. Micali	Chairman of the Board of Directors	July 3, 2025

Gina Domanig	Director
/s/ Suzie Doran Suzie Doran	Director	July 3, 2025
/s/ Andrew Geisse Andrew Geisse	Director	July 3, 2025
/s/ Ryan Pollock Ryan Pollock	Director	July 3, 2025
/s/ Benjamin Volkow Benjamin Volkow	Director	July 3, 2025
/s/ Alexandre Zyngier Alexandre Zyngier	Director	July 3, 2025